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                                                                 Exhibit (a)(2)

                          KEMPER STRATEGIC INCOME FUND
                           (FORMERLY KEMPER TRUST #18)

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                  APRIL 8, 1994

     AGREEMENT AND DECLARATION OF TRUST made, amended and restated at Boston, Massachusetts this 8th day of April, 1994, by the Trustee hereunder, and by the holders of various classes of shares of beneficial interest to be issued hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS, the Trustee hereunder is desirous of forming a trust for the purposes of carrying on the business of a management investment company; and

     WHEREAS, in furtherance of such purposes, the Trustee and any successor Trustees elected in accordance with Article IV hereof are acquiring and may hereafter acquire assets and properties, to hold and manage as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustee and any successor Trustees elected in accordance with Article IV hereof hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of shares in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME AND REGISTERED AGENT

     Section 1. This Trust, which has heretofore been known as Kemper Trust #18, shall hereafter be known as Kemper Strategic Income Fund and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The registered agent for the Trust in Massachusetts shall be CT Corporation System whose address is 2 Oliver Street, Boston, Massachusetts or such other person as the Trustees may from time to time designate.

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DEFINITIONS

     Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) The "Trust" refers to the Massachusetts voluntary association established by this Agreement and Declaration of Trust, as amended from time to time pursuant to Massachusetts General Laws. Chapter 182;

          (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV hereof and then in office;

          (c) "Shares" mean the various units authorized by Article III hereof into which the beneficial interest in the Trust shall be divided from time to time and include fractions of Shares as well as whole Shares;

          (d) "Shareholder" means a record owner of Shares;

          (e) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

          (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act;

          (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

          (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time; and

          (i) "Net asset value per Common Share" shall mean the meaning set forth in Section 2 of Article VI hereof.

          (j) "Common Shares" shall mean the common shares of beneficial interest authorized by Section 1 of Article III hereof.

          (k) "Notes" shall mean notes authorized by Section 2(1) of Article IV hereof which may be issued by the Trust from time to time.


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                                   ARTICLE II

                               NATURE AND PURPOSE

     The Trust is a voluntary association (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of a management investment company; and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

                                   ARTICLE III

                                     SHARES

DIVISION OF BENEFICIAL INTEREST

     Section 1. A class of common shares of beneficial interest, $.01 par value, is hereby authorized, and each Common Share shall represent an equal proportionate interest with each other Common Share, no such Common Share having a preference or priority over any other Common Share. In addition to the Common Shares authorized by this Section 1 of Article III, the Trustees may authorize additional separate classes of shares of beneficial interest, $.01 par value, together with such preferences, voting powers, qualifications and special or relative rights or privileges as may be determined from time to time by resolution of the Trustees. The number of Shares of each class authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust represented by such shares. The Trustees may authorize that the Shares of a particular class be issued in as many series with such preferences, voting powers, qualifications and special or relative rights or privileges as may be determined from time to time by resolution of the Trustees. Each series of a class shall have a distinguishing designation. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

OWNERSHIP OF SHARES

     Section 2. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer or similar agent or agents. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as


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kept by the Trust or any transfer or similar agent or agents of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of the Trust and as to the number of Shares held from time to time by each Shareholder.

INVESTMENTS IN TRUST

     Section 3. The Trustees may issue Shares of the Trust to such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize.

     All consideration received by the Trust for the issue or sale of Shares, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust.

MERGER OR CONSOLIDATION

     Section 4. In connection with the acquisition of all, or substantially all, of the assets or stock of another investment company, investment trust, or of a company classified as a personal holding company under the Internal Revenue Code, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities.

NO PREEMPTIVE RIGHTS, ETC.

     Section 5. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust. The Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion right with respect to their Shares.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

     Section 6. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of the Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of


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Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

SHAREHOLDER INSPECTION RIGHTS

     Section 7. Any Shareholder or his or her agent may inspect and copy during normal business hours any of the following documents of the Trust: By-Laws, minutes of the proceedings of the Shareholders and annual financial statements of the Trust, including a statement of net assets and a statement of operations. The foregoing rights of inspection of Shareholders of the Trust are the exclusive and sole rights of the Shareholders with respect thereto and no Shareholder of the Trust shall have, as a Shareholder, the right to inspect or copy any of the books, records or other documents of the Trust except as specifically provided in this Section 7 of this Article III or except as otherwise determined by the Trustees.

                                   ARTICLE IV

                                  THE TRUSTEES

NUMBER, DESIGNATION, ELECTION, TERM, ETC.

     Section 1. (a) Initial Trustee. Upon his execution of this Declaration of Trust or a counterpart hereof or some other writing in which he accepts such Trusteeship and agrees to the provisions hereof, Robert J. Engling shall continue as sole Trustee hereof.

     (b) Number. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined which number shall not be less than three nor more than 15 except during the period that the initial Trustee named above is sole Trustee. Except as determined from time to time by resolution of the Trustees, no decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to L'.e expiration of such Trustee's term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this Section 1 of Article IV.

     (c) Term and Election. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee until the next meeting of Shareholders or holders of Notes, if any, called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until the election and qualification of his or her successor, if any, elected at such meeting, or until such Trustee sooner dies, resigns. retires or is removed. Upon the election and qualification of a new Trustee, the Trust estate


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shall vest in the new Trustee (together with the continuing of other new
Trustees) without any further act or conveyance. Prior to any sale of Shares pursuant to any public offering, the initial Trustee named above shall have the right to appoint other persons as Trustees each to serve with such initial Trustee as aforesaid until the first meeting of Shareholders called for the purpose of the election or re-election of such Trustee or of a successor to such Trustee.

     (d) Resignation and Retirement. Any Trustee may resign his or her trust or retire as a Trustee, by written instrument signed by him or her and delivered to the other Trustees or the Chairman of the Board, if any, the President or the Secretary of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (e) Removal Any Trustee may be removed for cause at any time by written instrument, signed by at least a majority of the number of the Trustees prior to such removal, specifying the date upon which such removal shall become effective. Any Trustee may be removed with or without cause (i) by the vote of the Shareholders or holders of Notes entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter voting at any meeting called for such purpose, or (ii) by a written consent filed with the Secretary of the Trust and executed by the Shareholders or holders of Notes entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter.

     Whenever ten or more Shareholders of record or holders of Notes who have been such for at least six months preceding the date of application, and who hold in the aggregate Shares or Notes constituting at least one percent of the outstanding Shares or Notes of the Trust entitled to vote on the matter, shall apply to the Trustees in writing stating that they wish to communicate with other Shareholders or holders of Notes entitled to vote on the matter with a view to obtaining signatures to a request for a meeting to consider removal of a Trustee and accompanied by a form of communication and request that they wish to transmit, the Trustees shall within five business days after receipt of such application inform such applicants as to the approximate cos: of mailing to the Shareholders of record or holders of Notes entitled to vote on the matter the proposed communication and form of request. Upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, the Trustees shall, with reasonable promptness, mail such material to all Shareholders of record or holders of Notes entitled to vote on the matter at their addresses as recorded on the books of the Trust. Notwithstanding the foregoing, the Trustees may refuse to mail such material on the basis and in accordance with the procedures set forth in that last two paragraphs of Section 16(c) of the 1940 Act.

     (f) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees, may (but so long as there are at least three remaining Trustees, need not unless required by the 1940 Act) be filled either by a majority of the remaining Trustees, even if less than a quorum, through the appointment in writing of such person as such remaining


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Trustees in their discretion shall determine or, whenever deemed appropriate by the remaining Trustees, by the election by the Shareholders or the holders of Notes entitled to vote on the matter, at a meeting called for such purpose, or a person to fill such vacancy. Upon the appointment or election and qualification of a new Trustee as aforesaid the Trust estate shall vest in new Trustee, together with the continuing Trustees, without any further act or conveyance, except that any such appointment or election in anticipation of a vacancy to occur by sign of retirement, resignation, or increase, in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees.

     (g) Mandatory Election by Shareholders. Notwithstanding the foregoing provisions (a) through (f) of this Section 1 of Article IV, the Trustees shall call a meeting of the Shareholders or the holders of Notes entitled to vote on the matter for the election of one or more Trustees at such time or times as may be required in order that the provisions of the 1940 Act, any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares or any resolution of the Trustees which authorizes the issuance of Notes under Article IV, Section 2(1) may be complied with, and the authority hereinabove provided for the Trustees to appoint any successor Trustee or Trustees shall be restricted if such appointment would result in failure of the Trust to comply with any provision of the 1940 Act, any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares or any resolution of the Trustees which authorizes the issuance of Notes under Article IV, Section 2(1).

     (h) Effect of Death, Resignation, Etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

     (i) No Accounting. Except under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee as a result of his or her death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees under such cessation.

POWERS

     Section 2. The Trustees, subject only to the specific limitations contained in this Declaration of Trust, limitations otherwise imposed by the 1940 Act, limitations imposed by any other applicable law or limitations imposed by any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares, shall have, without further or other authorization and free from any power or control of the Shareholders, full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right and to do all such acts and things as in their sole judgment and discretion are necessary and incidental to, or desirable for the carrying


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out of any of the purposes of the Trust or conducting the business of the Trust.
Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees.
Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees, officers, employees and other agents and may amend and repeal such By-Laws to the extent that such By-laws do not reserve that right to the Shareholders; fill vacancies in their number, including vacancies resulting from increase in their number, unless a vote of the Trust's Shareholders is required to fill such vacancies pursuant to the 1940 Act, any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares or any resolution of the Trustees which authorized the issuance of Notes under Article IV, Section 2(1); elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; employ one or more investment advisers or managers as provided in
Section 6 of this Article IV; employ one or more custodians of the assets of the Trust and authorize such custodians to employ administrators as provided in
Section 6 of this Article IV; employ one or more subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities; retain transfer agents or Shareholder services agents, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or any such custodian or underwriter.

     In furtherance of and not in limitation of the foregoing, the Trustees shall have power and authority:

          (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, or any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bond, debentures, bills, time notes and all other evidences of indebtedness); negotiable or non-negotiable instruments; any and all futures contracts; government securities and money market instruments (including but not limited to,


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     bank certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements);

          (b) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of foreign currencies and funds and exchanges, and make deposits in banks, savings banks, trust companies, and savings and loan association, foreign or domestic;

          (c) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop, and dispose of (by sale or otherwise) any property, real or personal, and any interest therein:

          (d) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (e) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or power of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (f) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (g) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the same of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

          (h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

          (i) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;


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          (k) To enter into joint ventures, general or limited partnerships or any other combinations or associations;

          (l) To borrow funds;

          (m) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

          (n) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

          (o) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish, and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees of common law trusts. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (if a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

PAYMENT OF EXPENSES, ALLOCATION OF LIABILITIES

     Section 3. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection


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with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the service of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 4. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges for the Trust's custodian or transfer or Shareholder service or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

OWNERSHIP OF ASSETS OF THE TRUST

     Section 5. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

ADVISORY AND/OR MANAGEMENT AGREEMENT, DISTRIBUTION AGREEMENT, ADMINISTRATION AGREEMENT, SERVICES

     Section 6. Subject to a favorable vote of a majority of the outstanding voting securities of the Trust, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, and/or management services with a corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of, or in addition to, said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments.

     The Trustees may also, at any time and from time to time, contract with a corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares and/or Administrator for the Fund in connection with such services as the Trustees deem appropriate, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may
contain such other terms interpretive of    in addition to said requirements and
restrictions as the Trustees may determine.

     The fact that:


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     (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory management or administrative or principal underwriter's or distributor's contract, or transfer, shareholder services or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

     (b) any corporation, trust, association or other organization with which an advisory, management or administrative or principal underwriter's or distributor's contract, or transfer, shareholder services or other agency contract may have been or may hereafter be made also has an advisory, management or administrative contract, or principal underwriter's or distributor's contract, or transfer, shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

                    SHAREHOLDERS VOTING POWERS AND MEETINGS

VOTING POWERS

     Section 1. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Article IV, Section 1; (b) with respect to any investment adviser or manager as provided in Article IV, Section 6; (c) with respect to any termination or reorganization of the Trust to the extent and as provided in Article IX, Section 1; (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 4; (e) with respect to any conversion of the Trust as provided in
Article IX, Section 5; and (f) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws, any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares, any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. In addition, the holders of any Notes issued under Article IV,
Section 2(1) shall have the power to vote only with respect to such matters as may be required by law, the 1940 Act or any resolution of the Trustees which authorizes the issuance of such Notes.

     Each whole Share and each Note shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares and Notes may be voted in person or by proxy.

     A proxy with respect to Shares or Notes held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder or the holder of a Note shall be declared valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or by the By-Laws to be taken by Shareholders.

SHAREHOLDERS' MEETINGS

     Section 2. Meetings of Shareholders or the holders of Notes may be called and held from time to time for the purpose of taking action upon any matter requiring the vote of authority of the Shareholders or the holders of Notes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Such meetings shall be held at the principal office of the Trust as set forth in the By-Laws of the Trust or any such other place within the United States as may be designated in the call thereof, which call shall be made by the Trustees or the President of the Trust. Meetings of Shareholders or the holders of Notes may be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application by Shareholders or the holders of Notes holding at least twenty-five percent (25%) (or ten percent (10%) of the Shares or Notes if the purpose of the meeting is to determine if a Trustee is to be removed from office) of the Shares or Notes then outstanding and entitled to vote on the matter requesting a meeting be called for a purpose requiring action by the Shareholders or the holders of Notes as provided herein, in any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares, in any resolution of the Trustees which authorizes the issuance of Notes under Article IV, Section 2(1) or in the By-Laws, which purpose shall be specified in any such written application.

     Shareholders or the holders of Notes shall be entitled to at least seven days written notice of any meeting of the Shareholders or the holders of Notes.

QUORUM AND REQUIRED VOTE

     Section 3. The presence at a meeting of Shareholders or the holders of Notes in person or by proxy of Shareholders or the holders of Notes entitled to vote at least thirty percent (30%) of all votes entitled to be cast at the meeting shall be a quorum for the transaction of business at a meeting of Shareholders or the holders of Notes. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

     Except when a larger vote is required by any provisions of the 1940 Act, this Declaration of Trust, any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares, any resolution of the Trustees which authorizes the issuance of Notes under
Article IV, Section 2(1) or the By-Laws, the vote of a majority of the Shares or Notes entitled to vote on a matter shall decide such matter and the vote of a plurality of the Shares or Notes entitled to vote shall elect a Trustee.

ACTION OF WRITTEN CONSENT

     Section 4. Any action taken by Shareholders or the holders of Notes may be taken without a meeting if Shareholders or the holders or Notes entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders or the holders of Notes. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders or the holders of Notes.

ADDITIONAL PROVISIONS

     Section 5. The By-Laws, any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares and any resolution of the Trustees which authorizes the issuance of Notes under
Article IV, Section 2(1) may include and the Trustees may determine further provisions for votes and meetings of Shareholders or the holders of Notes and related matters not inconsistent with the provisions hereof.

                                   ARTICLE VI

                       DISTRIBUTIONS, REPURCHASES, TENDERS
                          AND OTHER SHARE ACQUISITIONS

DISTRIBUTIONS

     Section 1. The Trustees may in their sole discretion from time to time distribute to the Shareholders such income and gains accrued or realized, as the Trustees may determine, ___er providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with this Declaration of Trust and good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions, if any be made, shall be in Shares, in cash or otherwise and on a date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise all or part of any gains realized on the sale or disposition of property of the Trust or otherwise, or all or part of any other principal of the Trust. Each distribution of Common Shares pursuant to this
Section 1 shall be made ratably according to the number of Common Shares held by the several Common Shareholders on the applicable record date. Any distribution to Common Shareholders paid in Common Shares will be paid at the net asset value thereof as determined in accordance with this Declaration of Trust or at such other value as may be specified by the By-Laws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect. The Trustees have the power, in their discretion, to distribute for any year an amount sufficient to enable the Trust to qualify as a "regulated investment company" under the Internal Revenue Code to avoid any liability for federal income tax in respect of that year.

DETERMINATION OF NET ASSET VALUE

     Section 2. The term "net asset value" of each Common Share as of any particular time shall be the quotient obtained by dividing the value, as of such time, of the net assets of the Trust (i.e., the value of the assets of the Trust less the liabilities of the Trust, exclusive of liabilities represented by the Common Shares of the Trust, less the liquidation value of all shares outstanding which were issued pursuant to a resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares) by the total number of Common Shares outstanding at such time, all determined and computed as determined by the Trustees.

     The Trustees, or any officer, of officers or agent of the Trust designated for the purpose by the Trustees shall determine the net asset value of the Common Shares and the Trustees shall fix the time or times as of which the net asset value of the Shares shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales, and other transactions in the Common Shares, except as such times and periods for any such transaction may be fixed by other provisions of this Declaration of Trust or by the By-Laws.

     Determinations in accordance with this Section 2 made in good faith shall be binding on all parties concerned.

REPURCHASES, TENDERS AND OTHER SHARE ACQUISITIONS

     Section 3. Shares of the Trust may be reacquired by the Trust through repurchases in the open market, through tender offers to Shareholders under such conditions as the Trustees deem appropriate, or by other acquisitions of any nature deemed desirable or in the best interest of the Trust.

                                   ARTICLE VII

                         COMPENSATION AND LIMITATION OF
                            LIABILITY OF COMPENSATION

     Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust if the rate thereof is prescribed by such Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust, it being recognized that such employment may result in such Trustee being considered an Affiliated Person or an Interested Person.

LIMITATION OF LIABILITY

     Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment advisor or manager, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

     Section 3. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable only for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into pursuant to Section 2 of Section 6 of Article
IV. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

LIABILITY OF THIRD PERSON DEALING WITH TRUSTEES

     Section 4. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Subject to the exceptions and limitations contained in this Article, every person who is, or has been, a Trustee or officer of the Trust (including persons who serve at the request of the Trust as directors, officers or trustees of another organization in which the Trust has an interest as a shareholder, creditor or otherwise) hereinafter referred to as a "Covered Person", shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a Trustee, director or officer and against amounts paid or incurred by him or her in settlement thereof.

     No indemnification shall be provided hereunder to a Covered Person;

          (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceedings was brought that he or she engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office;

          (b) with respect to any matter as to which he or she shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust; or

          (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he or she did not engage in such conduct:

               (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

               (ii) by written opinion of independent legal counsel.

     The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or thereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall insure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Person may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Article VIII shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Article VIII provided that either:

          (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Article VIII, a "Disinterested Trustee" is one (a) who is not an Interested Person of the Trust (including anyone who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (b) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds _______ or has been pending.

     As used in this Article VIII, the words "claim", "action", "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal or other, including appeals). actual or threatened; and the words "liability" and "expenses" shall include within limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     In case any Shareholders or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss or expense arising from such liability but only out of the assets of the Trust; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of Shares or for losses suffered by reason of any changes in value of any Trust assets.

                                   ARTICLE IX

                                  MISCELLANEOUS

DURATION, TERMINATION AND REORGANIZATION OF TRUST

     Section 1. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders without a vote of the shareholders of the Trust or by the vote of the Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be case.

     Subject to any requirements of the 1940 Act, upon termination of the Trust after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the holders of classes of shares of beneficial interest in the Trust, other than Common Shares, which have been authorized by resolution of the Trustees, in the manner set forth by such resolution, and to the Common Shareholders, ratably according to the number of Common Shares of the Trust held by the several Common Shareholders of the Trust on the date of termination.

     At any time by the affirmative vote of the Shareholders of the Trust entitled to vote more than fifty percent (50%) of the votes entitled to be cast, the Trustees may sell, convey and transfer the assets of the Trust, to another trust, partnership, association or corporation organized under the laws of any state of the United States in exchange for cash, shares or other securities with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders of the Trust, and if all of the assets of the Trust have been so distributed, the Trust shall be terminated.

FILING OF COPIES, REFERENCES, HEADINGS

     Section 2. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", and "hereof, and "hereunder", shall be deemed to refer to this instrument as amended from time to time. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. The instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAWS

     Section 3. This Declaration of Trust is made in The Commonwealth of Massachusetts and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

AMENDMENTS

     Section 4. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of Shareholders holding more than fifty percent (50%) of the Shares entitled to vote. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code and the regulations thereunder for the Trust's obtaining the most favorable treatment thereunder available to regulated investment companies shall not require authorization by Shareholder vote.

CONVERSION

     Section 5. If any class of Shares of the Trust which are listed on one or more securities exchanges have traded on the principal securities exchange where listed at an average discount from net asset value of more than ten percent (10%), determined on the basis of the discount as of the end of the last trading day in each week during the period of twelve (12) calendar weeks preceding May 1, 1999, the Trustees will submit to the Shareholders at the next succeeding meeting, a proposal to convert the Trust from a "closed-end company" to an "open-end company" as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on April 8, 1994, together with the necessary amendments to this Declaration of Trust to permit such a conversion. The

Trustees may at any time propose conversion of the Trust to an open-end company depending on their judgment as to the advisability of such action in light of circumstances then prevailing. Upon the adoption of such proposal and related amendments by a vote of a majority of the outstanding voting securities of the Trust, the Trust shall, upon complying with any requirements of the 1940 Act, any applicable state law and any resolution of the Trustees which authorizes the issuance of a class of shares of beneficial interest other than Common Shares, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal for himself and his assigns, as of the day and year first above written.


                                        /s/ Robert J. Engling
                                        ----------------------------------------
                                        Robert J. Engling, Sole Trustee
                                        150 EXMOOR AVE
                                        GLEN ELLYN, IL 60173

STATE OF ILLINOIS   )
                    )   SS
COUNTY OF COOK      )

     Then personally appeared the above-named Robert J. Engling who acknowledged the foregoing instrument to be his free act and deed, before me this 8th day of April, 1994.


                                        /s/ Mary A McCallister
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: 6/21/97

(SEAL)

TRUST ADDRESS
120 SOUTH LaSALLE ST
Chicago, ILLINOIS 60606

                                    FEE PAID
                                    $100.00

                                  (ILLEGIBLE)

                                    CASHIERS
                               SECRETARY'S OFFICE

                                  (ILLEGIBLE)

                                    (STAMP)